Hyzon Motors Completes Business Combination with Decarbonization Plus Acquisition Corporation

ROCHESTER, NY – July 16, 2021 – Hyzon Motors Inc. (f/k/a Decarbonization Plus Acquisition Corporation), a leading global supplier of zero-emission hydrogen fuel cell-powered heavy vehicles, today announced that it has completed its previously announced business combination with Hyzon Motors USA Inc. (f/k/a Hyzon Motors Inc.).

Concurrent with the completion of the business combination, Decarbonization Plus Acquisition Corporation (“DCRB”) has changed its name to “Hyzon Motors Inc.” (the post-combination entity referred to in the remainder of this release as “Hyzon”). Commencing at the open of trading on July 19, 2021, Hyzon’s Class A common stock and Hyzon’s warrants are expected to commence trading on The Nasdaq Global Select market (“Nasdaq”) under the symbols “HYZN” and “HYZNW,” respectively.

The transaction was unanimously approved by DCRB’s Board of Directors and was approved at a special meeting (the “Special Meeting”) of DCRB’s stockholders on July 15, 2021. Approximately 95% of the votes cast on the business combination proposal at the Special Meeting were in favor of approving the business combination. DCRB’s stockholders also voted to approve all other proposals presented at the Special Meeting.

Management Commentary

“Completing our business combination with DCRB is a tremendous step forward for Hyzon, and for global zero emission hydrogen mobility,” said Craig Knight, CEO of Hyzon “It has been a total team effort getting to this point, and we will continue to bring the same dedication to our next, exciting phase of growth as a public company. The world increasingly recognizes the need for innovative solutions to climate change and for decarbonizing global economies, and the close of this transaction is recognition of Hyzon’s clear market and technological lead in making this a reality. We have the ability to do even more in converting commercial vehicle fleets worldwide to clean, efficient hydrogen fuel, and are excited to now continue that work.”

“We have been proud to be a partner to Hyzon, and are now excited to continue our relationship after the close of our business combination,” said Robert Tichio, DCRB Chairman and a Partner at Riverstone Holdings LLC. “Hyzon is already a leader in the clean mobility space, and they are now poised to drive hydrogen fuel cell proliferation in commercial transport across four continents, and lead the march to a zero emission future.”

Transaction Overview

As a result of this transaction Hyzon has received over $550 million in primary proceeds, consisting of funds from DCRB’s former trust account and $400 million of cash from a private placement in public equity (PIPE), after redemptions and transaction fees. Hyzon will use the proceeds to accelerate its growth and to fund operations. All equityholders of Hyzon USA prior to the combination that were eligible to receive securities in Hyzon Motors Inc. have rolled 100% of their securities, and own approximately 70% of the combined company on a fully diluted basis (excluding the conversion of certain convertible notes immediately prior to the combination).

Leadership

Hyzon will be led by Hyzon USA’s senior management team, including George Gu (Executive Chairman), Craig Knight (Chief Executive Officer), Mark Gordon (Chief Financial Officer), Adam Kroll (Chief Administrative Officer), Parker Meeks (Chief Strategy Officer), and John Zavoli (General Counsel & Chief Legal Officer).

Hyzon’s Board of Directors will be comprised of George Gu (Executive Chairman), Erik Anderson, Mark Gordon, Craig Knight, Elaine Wong, Ivy Brown, Viktor Meng, Dennis Edwards, and KD Park.

Advisors

Goldman Sachs & Co. LLC acted as exclusive financial advisor to Hyzon USA, and lead placement agent on the PIPE to DCRB. Morgan Stanley & Co. LLC also acted as placement agent on the PIPE. Credit Suisse and Citigroup served as financial and capital markets advisors, and Alvarium Investment Advisors acted as capital markets advisor, to DCRB. Canaccord Genuity, Colliers Securities, and Wedbush Securities served as capital markets advisors to Hyzon USA. Vinson & Elkins LLP served as legal counsel to DCRB. Sullivan & Cromwell LLP served as legal counsel to Hyzon USA. Ropes & Gray LLP served as legal counsel for the PIPE’s private placement agents.

About Hyzon Motors Inc.

Headquartered in Rochester, N.Y., with U.S. operations also in Chicago and Detroit, and international operations in the Netherlands, Singapore, Australia and China, Hyzon is a leader in hydrogen mobility. Hyzon is a hydrogen mobility company with an exclusive focus on the commercial vehicle market. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to address diesel transportation which is one of the single largest sources of carbon emissions globally. The company is contributing to the escalating adoption of hydrogen vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Exhibit 99.3 of Hyzon’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2021, the “Risk Factors” section of Hyzon’s definitive proxy statement on Schedule 14A filed with the SEC on June 21, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent), or the ability to identify additional potential customers and convert them to paying customers. Hyzon gives no assurance that Hyzon will achieve its expectations.

Hyzon Motors’ contacts

For investors:

Caldwell Bailey

ICR, Inc.

HyzonMotorsIR@icrinc.com

For U.S., Europe and Asia media:

Caroline Curran

Hill+Knowlton Strategies

+1 256-653-5811

caroline.curran@hkstrategies.com

For Australasian media:

Fraser Beattie

Cannings Purple

+61 421 505 557

fbeattie@canningspurple.com.au